SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING December 31, 1998
                                            -----------------
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1998-A


      1.  The aggregate amount of the Investor Percentage
          of Collections of Principal Receivables................$110,027,795.79
                                                                  --------------

      2.  The aggregate amount of the Investor Percentage
          of Collections of Finance Charge Receivables
          (excluding Interchange)................................$ 11,825,763.87
                                                                  --------------

      3.  The aggregate amount of the Investor Percentage
          of Interchange.........................................$  1,582,971.08
                                                                  --------------

      4.  The aggregate amount of Servicer Interchange...........$    625,000.00
                                                                  --------------

      5.  The aggregate amount of funds on deposit in
          Finance Charge Account allocable to the Series
          1998-A Certificates................................... $ 12,783,734.95
                                                                  --------------

      6.  The aggregate amount of funds on deposit in
          the Principal Account allocable to the Series
          1998-A  Certificates...................................$110,027,795.79
                                                                  --------------

      7.  The aggregate amount of funds on deposit in
          the Principal Funding Account allocable to
          the Series 1998-A Certificates.........................$          0.00
                                                                  --------------

      8.  The aggregate amount to be withdrawn from the
          Finance Charge Account and paid in accordance
          with the Loan Agreement pursuant to Section 4.11.......$          0.00
                                                                  --------------

      9.  The excess, if any, of the Required Collateral
          Interest over the Collateral Interest..................$          0.00
                                                                  --------------

     10.  The Collateral Interest on the Transfer Date
          of the current calendar month, after giving
          effect to the deposits and withdrawals specified
          above, is equal to.....................................$ 60,000,000.00
                                                                  --------------

     11. The amount of Monthly Interest, Deficiency
         Amounts and Additional Interest payable to the
         (i)  Class A Certificateholders.........................$  3,153,818.29
                                                                  --------------

         (ii) Class B Certificateholders.........................$    206,215.13
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    311,832.62
                                                                  --------------

     12. The amount of principal payable to the
         (i)  Class A Certificateholders.........................$          0.00
                                                                  --------------

         (ii) Class B Certificateholders.........................$          0.00
                                                                  --------------

         (iii)Collateral Interest Holder.........................$          0.00
                                                                  --------------

     13. The sum of all amounts payable to the
         (i)  Class A Certificateholders.........................$  3,153,818.29
                                                                  --------------

         (ii) Class B Certificateholders ........................$    206,215.13
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    311,832.62
                                                                  --------------

     14. To the knowledge of the undersigned, no Series
         1998-A Pay Out Event or Trust Pay Out Event has occurred except as described below:

                                    None



                   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 11th day of JANUARY, 1999.
                                              -------------------------

                                 BANK OF AMERICA NATIONAL ASSOCIATION

                                 Transferor and Servicer


                                 By:  /s/ MARGARET A. SPRUDE
                                      --------------------------------------
                                      Name:  Margaret A. Sprude
                                      Title: SVP & Chief Financial Officer